EXHIBIT 10.53



                      MANAGEMENT AND DEVELOPMENT AGREEMENT


                                 by and between


                              FH/HR MANAGEMENT, LLC


                                       and


                           FULL HOUSE MISSISSIPPI, LLC




                         Dated: as of November 18, 1998


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                                TABLE OF CONTENTS

SECTION                                                                                                       PAGE
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R E C I T A L S...................................................................................................1

ARTICLE I             DEFINITIONS AND INTERPRETATION..............................................................1
                      1.1      Definitions........................................................................1
                      1.2      Scope of Terms.....................................................................8
                      1.3      Reference Terms....................................................................8
                      1.4      Other Agreements...................................................................8

ARTICLE II            DESIGN AND DEVELOPMENT......................................................................8
                      2.1      General............................................................................8
                      2.2      Preliminary Budget and Plans.......................................................8
                      2.3      Final Budget, Schedule and Plans...................................................8
                      2.4      Professionals, Consultants and Contractors.........................................9
                      2.5      Construction Contracts.............................................................9
                      2.6      Construction Management............................................................9
                      2.7      Changes...........................................................................10
                      2.8      Reimbursement of Costs............................................................11
                      2.9      Authority of Operator.............................................................11
                      2.10     Diligent Efforts..................................................................11
                      2.11     Waiver; Limitation of Liability...................................................11

ARTICLE III           PRE-OPENING SERVICES.......................................................................12
                      3.1      Pre-Opening Services..............................................................12
                      3.2      Budget and Schedule for Pre-Opening Services......................................13
                      3.3      Cost of Pre-Opening Services......................................................13
                      3.4      Accounting for Pre-Opening Services...............................................13

ARTICLE IV            OPENING DATE; TERM.........................................................................13
                      4.1      Opening Date......................................................................13
                      4.2      Term..............................................................................14

ARTICLE V             OPERATION OF THE PROJECT...................................................................15
                      5.1      Exclusive Operator................................................................15
                      5.2      Operating Standards...............................................................16
                      5.3      No Liability......................................................................17
                      5.4      Marketing and Advertising.........................................................17
                      5.5      Internal Control Systems..........................................................17
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                      5.6      Purchases from Related Parties....................................................17

ARTICLE VI            EMPLOYEES..................................................................................18
                      6.1      Employees.........................................................................18
                      6.2      Employee Policies.................................................................18
                      6.3      Management Employees..............................................................18
                      6.4      Off-Site Employees................................................................18
                      6.5      No Officer/Director Salaries......................................................18
                      6.6      Employee Background Checks........................................................18
                      6.7      Delegation of Duties..............................................................19

ARTICLE VII           WORKING CAPITAL AND BANK ACCOUNTS..........................................................19
                      7.1      Working Capital...................................................................19
                      7.2      Operating Accounts................................................................19
                      7.3      Control of Accounts...............................................................20
                      7.4      Deposits to Operating Accounts....................................................20
                      7.5      No Cash Disbursements.............................................................20
                      7.6      Reserve Funds and Petty Cash Fund.................................................20
                      7.7      Owner to Bear all Operating Expenses..............................................21

ARTICLE VIII          ANNUAL PLANS AND FINANCIAL REPORTS.........................................................21
                      8.1      Annual Plan.......................................................................21
                      8.2      Financial Statements..............................................................22
                      8.3      Books of Account..................................................................22

ARTICLE IX            MANAGEMENT AND DEVELOPMENT FEES
                      AND PAYMENTS TO OPERATOR AND OWNER.........................................................23
                      9.1      Development Fees..................................................................23
                      9.2      Management Fees...................................................................23
                      9.3      Deferral of Management Fees.......................................................24
                      9.4      Annual Reconciliation.............................................................24
                      9.5      Off-Site Employees and Out-of-Pocket Expenses.....................................24
                      9.6      Distribution of Funds.............................................................25

ARTICLE X             RESERVE FOR REPLACEMENTS, SUBSTITUTIONS
                      AND ADDITIONS TO FURNITURE AND EQUIPMENT...................................................25
                      10.1     Reserve Fund......................................................................25
                      10.2     FF&E Expenditures.................................................................25
                      10.3     Investment  of  Reserve Fund......................................................25

ARTICLE XI            REPAIRS AND MAINTENANCE AND CAPITAL IMPROVEMENTS...........................................26
                      11.1     Repairs and Maintenance...........................................................26
                      11.2     Capital Improvements; Alterations.................................................26
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                      11.3     Structural Repairs, Change and Replacements.......................................26

ARTICLE XII           INSURANCE..................................................................................27
                      12.1     Required Insurance................................................................27
                      12.2     Form and Amounts..................................................................28
                      12.3     Certificates Of Insurance.........................................................29
                      12.4     Waiver Of Subrogation.............................................................29
                      12.5     No Representation as to Adequacy of Coverage......................................29

ARTICLE XIII          ASSIGNMENT.................................................................................29
                      13.1     Assignment By Operator............................................................29

ARTICLE XIV           CASUALTY AND CONDEMNATION..................................................................29
                      14.1     Casualty..........................................................................29
                      14.2     Total Condemnation................................................................30
                      14.3     Partial Condemnation..............................................................30

ARTICLE XV            ADDITIONAL COVENANTS OF OWNER AND OPERATOR.................................................31
                      15.1     Owner to Pay Taxes................................................................31
                      15.2     Gaming and Other  Licenses........................................................31
                      15.3     Change in Financial Condition.....................................................31
                      15.4     Litigation........................................................................31
                      15.5     Proprietary Information of Operator...............................................31

ARTICLE XVI           OTHER CONDITIONS...........................................................................32
                      16.1.    Acquisition of Hotel/Casino Site..................................................32
                      16.2     Financing.........................................................................32
                      16.3     Gaming Licenses...................................................................32

ARTICLE XVII          DEFAULT AND REMEDIES.......................................................................32
                      17.1     Events of Default.................................................................32
                      17.2     Remedies..........................................................................33

ARTICLE XIII          ARBITRATION................................................................................34
                      18.1     Arbitration.......................................................................34

ARTICLE XIX           INDEMNIFICATION............................................................................36
                      19.1     Operator..........................................................................36
                      19.2     Owner.............................................................................36
                      19.3     Method of Asserting Claims........................................................36
                      19.4     Survival..........................................................................37

ARTICLE XX            BINDING EFFECT ON SUBSEQUENT OWNERS........................................................37
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                      20.1     Assignment........................................................................37
                      20.2     Agency Coupled With An Interest...................................................37
                      20.3     Memorandum of Management Agreement................................................37

ARTICLE XXI           GENERAL PROVISIONS.........................................................................38
                      21.1     Entire Agreement..................................................................38
                      21.2     Waiver............................................................................38
                      21.3     Amendments........................................................................38
                      21.4     Notices...........................................................................38
                      21.5     Severability......................................................................39
                      21.6     Construction......................................................................40
                      21.7     Headings..........................................................................40
                      21.8     Counterparts......................................................................40
                      21.9     Time is of the Essence............................................................40
                      21.10    No Partnership....................................................................40
                      21.11    Exhibits..........................................................................40
                      21.12    Instruments of Further Assurance..................................................40
                      21.13    Force Majeure.....................................................................40
                      21.14    No Third Party Beneficiaries......................................................40
                      21.15    Governing Law.....................................................................41
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                                    EXHIBITS


Exhibit A                      Preliminary Budget

Exhibit B                      Project Concept Plan

Exhibit C                      Preliminary Site Plan

Exhibit D                      Examples of the Calculation of Required EBITDA

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                      MANAGEMENT AND DEVELOPMENT AGREEMENT

         This MANAGEMENT AND DEVELOPMENT AGREEMENT ("AGREEMENT") is made and entered into as of November 18, 1998 by and between FH/HR Management, LLC, a Mississippi limited liability company ("OPERATOR"), and Full House Mississippi, LLC, a Mississippi limited liability company ("OWNER").

                                R E C I T A L S:

         A. Owner intends to plan, finance, construct, develop, operate and own the Project (as hereafter defined) consisting of, among other things, a first-class hotel along with a barge to be moored at the site for the conduct of gaming activities.

         B. Full House (as hereafter defined), an Affiliate of Owner, and Hard Rock STP (as hereafter defined), an Affiliate of Hard Rock USA (as hereafter defined), have formed Operator for the purpose of acting as the developer for the Project and, after Project completion, as manager of the operations of the Project.

         C. Owner and Operator have entered into this Agreement to set forth their understandings with respect to the development, management and operation of the Project.

         NOW THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements contained herein, Owner and Operator covenant and agree as follows:

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

         1.1 DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

         "AAA" shall have the meaning set forth in Section 18.1(b) hereof.

         "AAA RULES" shall have the meaning set forth in Section 18.1(b) hereof.

         "ACCOUNTING REFEREE" shall have the meaning set forth in Section 18.1(a) hereof.

         "AFFILIATE" means with respect to any Person, any other Person which directly or indirectly controls, or which is controlled by or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "ANNUAL PLAN" shall have the meaning set forth in Section 8.1 hereof.

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         "BASE MANAGEMENT FEE" means the management fee calculated and payable to Operator pursuant to Section 9.2(a)(i) hereof.

         "CASH CONTINGENCY RESERVE FUND" means the fund established pursuant to
Section 7.6 hereof.

         "CLAIMS" shall have the meaning set forth in Section 19.1 hereof.

         "CONTROLLING INTEREST" shall mean BOTH (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Owner, whether through the ownership of voting securities, by contract, or otherwise, and (ii) the direct or indirect ownership of twenty percent (20%) or more of the equity interests of Owner. For purposes of determining whether Full House has a Controlling Interest in Owner, clause (ii) above shall be deemed satisfied as long as Full House, Gregg R. Giuffria and Paul Steelman collectively own, directly or indirectly, twenty percent (20%) or more of the equity interests of Owner.

         "DEFAULT" or "EVENT OF DEFAULT" shall have the meaning as set forth in
Section 17.1.

         "DEVELOPMENT FEE" means the Development Fee payable to Operator pursuant to Section 9.1(a) of this Agreement.

         "DISPUTE" shall have the meaning set forth in Section 18.1(b) hereof.

         "DISPUTE NOTICE" shall have the meaning set forth in Section 18.1(a) hereof.

         "EBITDA" shall mean, during the relevant period, net income, before (i) interest charges (net of interest income), federal, state and local income taxes, and depreciation and amortization, calculated in accordance with GAAP, and (ii) any rent or similar expense relating to the lease of any portion of the real property (other than tidelands) at the Site by Licensee as a tenant.

         "EBITDA MANAGEMENT FEE" means the management fee calculated and payable to Operator pursuant to Section 9.2(a)(ii) hereof.

         "EXCLUDED COSTS" shall mean (i) the salary and other compensation of the Project Manager, (ii) the salary and other compensation of the General Manager of the Hotel/Casino prior to the Opening Date, (iii) the office expenses for the Project Manager and the General Manager prior to the Opening Date, and
(iv) the fees and expenses of the Hard Rock design consultants to be paid to Hard Rock USA pursuant to Section 5(F) of the License Agreement, each of which shall be paid by Operator out of the Development Fee.

         "FF&E" shall mean all furniture, fixtures and equipment (other than Operating Equipment and Operating Supplies) located at or used in connection with the Project, including without limitation: (i) all gaming equipment, including without limitation, all slot machines and video gaming devices; (ii) all furniture, furnishings, built-in furniture, carpeting, draperies, decorative

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millwork, decorative lighting, doors, cabinets, hardware, partitions (but not permanent walls), televisions and other electronic equipment, interior plantings, interior water features, artifacts and artwork, and interior and exterior graphics; (iii) communications equipment; (iv) all fixtures and specialized hotel equipment used in the operation of kitchens, laundries, dry cleaning facilities, bars and restaurants; (v) telephone and call accounting systems; (vi) rooms management systems, point-of-sale accounting equipment, front and back office accounting, computer, duplicating systems and office equipment; (vii) cleaning and engineering equipment and tools; (viii) vehicles;
(ix) recreational equipment; and (x) all other similar items which are used in the operation of the Project, excluding, however, any personal property which is owned by subtenants, licensees, concessionaires or contractors.

         "FINANCING RATE" shall mean the annual interest rate attributable to the Primary Debt. For purposes of calculating the amount of the Required EBITDA, the Financing Rate shall not exceed twelve percent (12%) per annum.

         "FISCAL YEAR" shall mean the twelve (12) month period commencing January 1 and ending December 31, except that the first Fiscal Year of the Project shall be that period commencing on the Opening Date and ending on the next December 31 of such calendar year, which is at least one (1) year thereafter.

         "FORCE MAJEURE" shall have the meaning set forth in Section 21.13 hereof.

         "FULL HOUSE" shall mean Full House Resorts, Inc., a Delaware corporation.

         "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time.

         "GOVERNMENTAL AUTHORITY" means any foreign, federal, state or local governmental entity or authority, or any department, commission, board, bureau, agency, court or instrumentality thereof having control over the Site, the Hotel/Casino or the Project.

         "HARD ROCK ELEMENTS" shall have the meaning set forth in the License Agreement.

         "HARD ROCK STP" shall mean Hard Rock Cafe International (STP), Inc., a New York corporation.

         "HARD ROCK USA" shall mean Hard Rock Cafe International (USA), Inc., a Florida corporation.

         "HOTEL/CASINO" shall mean the hotel and casino and live music venue to be developed and operated at the Site and all related improvements, including FF&E, as approved in accordance with the provisions of this Agreement.

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         "HOTEL/CASINO RETAIL STORE" shall mean that area within the Project to be leased to Hard Rock STP pursuant to the Lease Agreement and where Hard Rock STP shall sell Branded Merchandise. Operator shall build the Hotel/Casino Retail Store in accordance with criteria specified by Hard Rock STP in the Lease Agreement.

         "INTEREST RATE" shall mean the prime rate listed in the "Money Rates" section of the WALL STREET JOURNAL from time to time, plus four percent (4%) per annum, provided that in no event shall the Interest Rate exceed the maximum rate permitted by applicable Law.

         "INVESTMENT AGREEMENT" shall mean that certain Investment Agreement, of even date herewith, by and among Owner, AEP & FHR LLC, Full House, Allen E. Paulson and Hard Rock USA.

         "LAW(S)" means any and all laws, judgments, decrees, orders, rules, regulations or official legal interpretations of any Governmental Authority.

         "LEASE AGREEMENT" means the Lease Agreement to be entered into between Owner and Hard Rock STP pursuant to which Owner will lease certain portions of the Site to Hard Rock STP for its exclusive operation of a Hard Rock Cafe and Hard Rock Hotel/Casino Retail Store at the Site.

         "LICENSE AGREEMENT" means the License Agreement, of even date herewith, between Owner and Hard Rock USA with regard to the operation of the Project as a Hard Rock Hotel/Casino.

         "MANAGEMENT FEES" mean the Base Management Fee and EBITDA Management Fee payable to Operator pursuant to this Agreement.

         "MANAGEMENT STANDARD" shall mean the standard of a first-class resort hotel as defined by the current standard as of the date hereof of the Hard Rock Hotel located in Las Vegas, Nevada.

         "MEMORABILIA LEASE" means the Memorabilia Lease to be entered into between Owner and HRC pursuant to which Hard Rock USA will lease rock and roll memorabilia to Owner for fitting out the Hotel/Casino with the Hard Rock theme.

         "MISSISSIPPI ACT" shall mean the Mississippi Gaming Control Act and the Regulations of the Mississippi Gaming Commission and any other gaming laws, rules and regulations of the State of Mississippi and all local regulatory agencies and bodies in such state regulating gaming.

         "NET WIN" shall mean the amount remaining after payment of, and accrual for, prizes to players, as defined by the Mississippi Gaming Commission on the date hereof.

         "NOTICES" shall have the meaning set forth in Section 21.4 hereof.

         "OPENING DATE" shall have the meaning set forth in Section 4.1 hereof.

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         "OPERATING ACCOUNTS" means the bank accounts established pursuant to
Section 7.2 hereof.

         "OPERATING AGREEMENT" shall mean that certain Operating Agreement, of even date herewith, by and among Full House, Hard Rock STP and Operator.

         "OPERATING EQUIPMENT" shall mean all cooking utensils, chinaware, glassware, linens, silverware, uniforms, menus and other similar items.

         "OPERATING EXPENSES" shall mean all costs and expenses of maintaining, conducting and supervising the operation of the Project reasonably and properly incurred by Operator and in accordance with this Agreement, either directly or at its request pursuant to this Agreement or as otherwise specifically provided herein, which are properly attributable to the period under consideration under GAAP, including without limitation: (i) the cost of all goods and services obtained by Operator in connection with its operation of the Project, including, without limitation, heat and utilities, office supplies and all services performed by third parties, (ii) salaries and wages of all Project personnel (including the General Manager after the Opening Date), including costs of payroll taxes and employee benefits, (iii) all taxes, assessments and other charges (other than income taxes) payable by or assessed against Operator with respect to the operation of the Project, including real estate taxes and assessments, ad valorem personal property taxes and water and sewer charges,
(iv) the cost of repairs to and maintenance of the Project, (v) the amount of cash set aside out of Total Revenues during such period in the Reserve Fund pursuant to Section 10.1 hereof, (vi) the cost of capital improvements, including FF&E, which are not funded out of the Reserve Fund and payments under equipment leases, (vii) insurance premiums for the insurance policies required pursuant to Article XII hereof and all other insurance policies with respect to the Project, (viii) all expenses for advertising, promotion and marketing of the Project, including without limitation, costs relating to busing or other customer transportation and complimentary services or goods given to customers,
(ix) legal, accounting and other professional fees related to the operation of the Project and its facilities, (x) uninsured judgments, fines and penalties rendered against any business conducted by Operator at the Project (and not the result of willful misconduct or gross negligence on the part of Operator), (xi) payments of fees in lieu of taxes, payments to or charges by, the City of Biloxi, the County of Harrison, the State of Mississippi or the United States including, without limitation, (a) gaming taxes payable to the State of Mississippi and (b) payments to the Mississippi Gaming Commission, (xii) all license fees and other amounts payable to Hard Rock USA pursuant to the License Agreement, (xiii) Management Fees payable to Operator, subject to the provisions of Article IX hereof, (xiv) Operator's expenses in performing its duties under this Agreement, including, without limitation, the travel expenses of Operator's management committee representatives and its employees incurred in connection with performance of this Agreement, (xv) debt service on Owner's financing for the Project, and (xvi) any other expenses designated as Operating Expenses upon the mutual agreement of the parties, but specifically excluding the following:
(1) payments or distributions of any kind to Owner, (2) depreciation and amortization, (3) income, excise or other taxes payable to Federal, state and local governments (other than those specifically set forth above as an expense),
(4) expenses of the Pre-Opening Services, and (5) the Excluded Costs.

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         "OPERATING SUPPLIES" shall mean all paper supplies, cleaning materials, fuel, food and beverages, light bulbs and other consumable and expendable items used at, or stored for usage at, the Project.

         "OPERATING YEAR" shall mean the consecutive twelve (12) month periods commencing on the first day of the first calendar month after the Opening Date and ending on the last day of the twelfth full calendar month after the Opening Date, except that the first Operating Year shall be that period commencing with the Opening Date and ending on the last day of the twelfth full calendar month after the Opening Date.

         "PERSON" shall mean (i) an individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, estate, trust, unincorporated, associated or other entity, (ii) any Federal, state, county or municipal government or any bureau, department, political subdivision or agency thereof and (iii) a fiduciary acting in such capacity on behalf of any of the foregoing.

         "PETTY CASH FUND" means the fund established pursuant to Section 7.6 hereof.

         "PREFERRED INVESTMENT" shall mean an amount equal to fifty percent (50%) of the difference between (i) the Total Project Costs, and (ii) the Primary Debt. For purposes of calculating the amount of the Required EBITDA, the amount of the Preferred Investment shall not exceed $35,000,000.

         "PRE-OPENING SERVICES" shall have the meaning set forth in Section 3.1 hereof.

         "PRE-OPENING SERVICES BUDGET" shall have the meaning set forth in
Section 3.2(a) hereof.

         "PRIMARY DEBT" shall mean, during any relevant period, the average daily outstanding principal amount of all secured indebtedness incurred by Owner to finance the Total Project Costs. For purposes of calculating the amount of Required EBITDA, the amount of the Primary Debt shall not exceed $200,000,000.

         "PROJECT" shall mean (i) the Hotel/Casino and its related amenities,
(ii) a barge to be moored at the Site with approximately 42,000 square feet of gaming space, (iii) a Hard Rock Live! music venue, (iv) all real property interests at the Site, and (v) such other developments as Owner and Hard Rock USA mutually agree to include in the Project, in each case, together with all buildings, structures, FF&E, and improvements related thereto.

         "PROJECT EMPLOYEES" shall have the meaning set forth in Section 6.1 hereof.

         "REQUIRED EBITDA" shall mean, during any relevant period, an amount equal to the sum of: (i) the Primary Debt, multiplied by the Financing Rate, and
(ii) the Preferred Investment, multiplied by ten percent (10%) per annum. Examples of the calculation of Required EBITDA are set forth on Exhibit D to this Agreement.

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         "RESERVE FUND" shall have the meaning set forth in Section 10.1 hereof.

         "SITE" means the real property upon which the Project is to be located.

         "TOTAL PROJECT COSTS" shall mean the sum of: (i) the total aggregate capitalized costs incurred by Owner for the Project, as determined in accordance with GAAP, (ii) $6.2 million, if the "O'Keefe parcel" is included as part of the Site and is leased rather than purchased by Owner, and (iii) $5.25 million, if the "Suntan Motel parcel" is included as part of the Site and is leased rather than purchased by Owner. For purposes of calculating the amount of Required EBITDA, the amount of the Total Project Costs shall not exceed $270 million. If any parcel of the real property comprising the Site the cost of which was included as part of the Total Project Costs is sold or otherwise transferred by Owner, then the $270 million limit on the amount of the Total Project Costs set forth above shall be reduced by the acquisition cost of the parcel which is sold or otherwise transferred at the time of such sale or transfer.

         "TOTAL REVENUES" shall mean, during the relevant period, total revenue as determined under GAAP, and in any event shall include, without limitation, all income of every kind and all proceeds of sales of every kind (whether in cash or on credit) resulting from the operation of the Project and any of the facilities therein and goods and services provided thereby, including, without limitation, (a) the Net Win from all gaming activities conducted at the Site or within the Project, (b) all income and proceeds from the rental of rooms, food and beverage sales, sales of other goods and services, (c) vending machine income, telephone revenues, parking revenues, revenues from any recreational facilities, and entertainment charges, (d) all income and proceeds received from tenants, transient guests, customers, lessees, licensees and concessionaires, including rental payments from the Hard Rock Cafe and the Hotel/Casino Retail Store pursuant to the Lease Agreement (but not including the gross receipts of such lessees, licenses or concessionaires) and other Persons occupying space at the Project and/or rendering services to Project guests (but exclusive of all consideration received at the Project for hotel accommodations, goods and services to be provided elsewhere, although arranged by, for or on behalf of Operator), (e) the fair market values of any barter and other non-cash property and services received by Licensee as an alternative to cash payments pursuant to recurring practices that reduce or offset or substitute for revenues, (f) the value (as reflected in the audited financial statements of Owner) of any Hotel rooms, facilities or services offered to guests, customers or clients without charge or for a reduced charge, whether as part of a "frequent traveler" program offered by Owner or Operator or for any other reason, (g) revenues arising from corporate sponsorships (where permitted herein), (h) awards (other than condemnation awards for the value of the Project), any other form of incentive payments or awards from any source whatsoever which are attributable to the operation of the Project, (i) the proceeds from any temporary taking (after deduction from said proceeds of all necessary expenses incurred in the restoration of the improvements as may have been necessitated by such taking), and (j) the proceeds (after deduction from said proceeds of all necessary expenses incurred in the adjustment or collection thereof) of business interruption insurance actually received by Operator or Owner with respect to the operation of the Project.

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         Notwithstanding the above, the following shall, however, be excluded from Total Revenues: (i) all revenues, receipts and income of every kind received by Licensor or any Affiliate of Licensor in respect of, or attributable to, the Hard Rock Cafe and the Hotel/Casino Retail Store at the Site; (ii) Federal, state and municipal excise, sales, resort, use, and other taxes collected from patrons or guests as a part of or based upon the sales price of any goods or services, including, without limitation, gross receipts, room, bed, admission, cabaret, or similar taxes; (iii) any gratuities collected and paid over to employees; (iv) the proceeds of any financing or refinancing of the Project or capital contributions or advances to Licensee; (v) interest on funds in the Reserve Fund; (vi) proceeds from the sale of any FF&E; (vii) proceeds from the sale of the Hotel/Casino or other facilities included in the Project; and (viii) proceeds of hazard insurance, other than business interruption insurance.

         1.2 SCOPE OF TERMS. The use of the words defined herein shall include the plural or singular forms of such terms, and the male, female, or neutral gender thereof, as appropriate.

         1.3 REFERENCE TERMS. The use of the words "herein", "thereof", "hereinafter", "hereinabove", and other words of similar import shall be deemed to refer to this Agreement as a whole, and not to a specific section, subsection, or paragraph thereof.

         1.4 OTHER AGREEMENTS. Any term that is defined herein by reference to the License Agreement shall mean the definition of such term in effect on the date hereof under the License Agreement.

                                   ARTICLE II
                             DESIGN AND DEVELOPMENT

         2.1 GENERAL. Operator shall be the developer of the Project, and shall have the right and the obligation to manage and implement the design, development, construction, furnishing and equipping of each element of the Project, in accordance with the provisions of this Article II.

         2.2 PRELIMINARY BUDGET AND PLANS. The parties hereby approve: (i) the preliminary budget, attached as Exhibit A hereto, (ii) the project concept plan for the Project, which generally depicts the plans, designs and specifications for the Hotel/Casino, attached as Exhibit B hereto (the "PROJECT CONCEPT PLAN"), and (iii) the preliminary site plan for the Project, attached as Exhibit C hereto (the "SITE PLAN").

         2.3 FINAL BUDGET, SCHEDULE AND PLANS. (a) Operator shall manage the preparation in a timely manner of the following items: (i) a final budget for the Project, subject to an aggregate maximum amount of $270,000,000 (the "BUDGET"), (ii) a final design, construction and pre-opening schedule, which includes, to the extent practicable, early and late start and stop times for each major design, development and construction activity, "critical path" activities and their duration, the sequencing of major procurement, approval, delivery and work activities, late order dates for long lead time materials and equipment, and critical decision dates (the "SCHEDULE"), and (iii) the final plans and specifications for the Hotel/Casino and the other elements of the Project, including, without limitation, architectural, engineering, construction and interior design plans and specifications, and a finish schedule (collectively, the "PLANS AND SPECIFICATIONS"). The Plans and Specifications shall be consistent in all material respects with the Project Concept Plan and the Site Plan, except as otherwise approved by Owner.

         (b) Operator shall submit the Budget, Schedule and Plans and Specifications to Owner for Owner's approval prior to the commencement of construction for the Project.

         2.4 PROFESSIONALS, CONSULTANTS AND CONTRACTORS. Operator shall propose to Owner a list of the following professionals and consultants: (a) the architect, mechanical engineer, electrical engineer, structural engineer, interior designer and other principal consultants, having or expected to have a contract (including related contracts with such Persons and their Affiliates) involving an amount in excess of $5,000,000, and (b) the general contractor and construction manager (if any). Owner shall have the right, within a reasonable period of time (not to exceed 15 days) after receipt of such list (or updated version thereof), and upon written notice to Operator, to disapprove of any of such Persons; PROVIDED, HOWEVER, that any grounds for disapproval shall be reasonable.

          2.5 CONSTRUCTION CONTRACTS. Unless otherwise mutually agreed by Operator and Owner, the Project shall be constructed pursuant to a construction contract providing for a lump sum or guaranteed maximum price payable to the general contractor thereunder, based upon 100% completed, fully coordinated construction documents.

         2.6 CONSTRUCTION MANAGEMENT. Operator shall manage the development and construction of the Project, and shall use its reasonable efforts to enable such development and construction to be accomplished in accordance with this Agreement and the Budget and Schedule, and substantially in accordance with the Plans and Specifications. Operator shall perform all duties customarily performed by a developer of projects of like size and scope, including, without limitation, the following:

         (a) arrange of the selection and hiring, subject to the provisions of
Section 2.4 above, of the architects, engineers, designers, contractors and other Persons to be employed in the design, development and construction of the Project, based on at least three (3) competitive bids, where commercially practicable;

         (b) assemble and track invoices and direct the payment or rejection thereof;

         (c) arrange for the timely issuance of all necessary governmental permits, licenses, certificates and approvals and the compliance with all governmental requirements (including without limitation, zoning, land use, water, sewer, environmental and other requirements) relating to the development and construction of the Project;

         (d) coordinate, review, administer and manage the work and activities of the architect, general contractor and all other Persons employed in the design, development and construction of the Project;

         (e) maintain books of account and records (financial and otherwise) with respect to the design, development and construction of the Project;

         (f) manage and approve disbursement of funds to pay for the design, development, construction, furnishing and equipping of the Project in accordance with this Agreement (it being understood that such funds shall be disbursed subject to and in accordance with substantially similar protections and conditions of any construction lender in connection with the Project);

         (g) arrange for and monitor competitive bids and the purchase and installation of all FF&E in accordance with this Agreement and the Plans and Specifications;

         (h) inspect each element of the Project as the same is substantially completed and create or cause to be created a punch list of items requiring additional or corrective work, and exercise Owner's rights and authority to seek compliance by the contractors and by other parties rendering services or furnishing materials in connection with the construction and fit-out of the Project, with such party's obligations to perform all work necessary to cure all defects or deficiencies;

         (i) obtain in the name and for the account of Owner all such insurance as Operator may determine shall be necessary or appropriate; and

         (j) upon the completion of the development and construction of the Project, provide Owner with such financial information with respect to the development and construction of the Project as the Owner may reasonably request.

         2.7 CHANGES. (a) After the approval of the Budget, Schedule and Plans and Specifications by Owner pursuant to Section 2.3(b) hereof, any change, modification, addition, alteration or deletion to the Budget, the Schedule or the Plans and Specifications, or request or requirement by any contractor to modify the scope of work to be performed by such contractor (each, a "CHANGE") shall be subject to Owner's approval.

         (b) Owner shall notify Operator, in writing, of its approval or disapproval of each Change (describing in the case of disapproval the basis therefor), within ten (10) Business Days after its receipt thereof. Owner's failure to so notify Operator of its disapproval by the end of such time period shall be deemed to constitute Owner's approval of such Change.

         (c) Notwithstanding anything to the contrary contained herein, (i) Owner's approval shall not be required for any Change which is necessitated by any Legal Requirement applicable thereto, and (ii) Operator shall have the right to authorize and approve, on Owner's behalf, any Nonmaterial Change. As used herein, the term "NONMATERIAL CHANGE" shall mean any Change that would not be reasonably expected to result in an increase in the total amount of the Budget or require a change in any material respect to the Schedule or the Plans and Specifications.

         2.8 REIMBURSEMENT OF COSTS. Owner shall be responsible for, and shall reimburse Operator for, all costs and expenses in connection with the design, development and construction of the Project, except for the Excluded Costs.

         2.9 AUTHORITY OF OPERATOR. Subject to the provisions of this Agreement, and the Budget for the Project, Operator shall have the right and all necessary authority, in the name and on behalf of Owner, to enter into any and all contracts with Persons selected by it, and to otherwise take such necessary or appropriate actions in connection with (a) the design and development of the Project, all in accordance with the Budget and in all material respects with the Schedule and the Plans and Specifications, and (b) this Agreement, and the performance and construction of the work encompassed within the aforementioned documents.

         2.10 DILIGENT EFFORTS. Subject to any specific terms and conditions of this Agreement to the contrary, Operator and Owner agree that they will proceed in a diligent and expeditious manner with planning, designing, commissioning and constructing the Project in accordance with the terms of this Agreement, and their respective approval rights in connection with such planning, designing, commissioning and construction, including with respect to budgets and expenditures relating thereto, shall not be unreasonably withheld, conditioned or delayed.

         2.11 WAIVER; LIMITATION OF LIABILITY. (a) Notwithstanding anything in this Article II to the contrary, Operator (and its Affiliates) shall not, in the performance of its obligations under this Article II, be liable to Owner or to any other Person for any act or omission, negligent, tortious, or otherwise, (i) of any agent or employee of Owner, or (ii) of Operator or any of its Affiliates, unless such act or omission on the part of Operator or its Affiliates constitutes gross negligence or willful misconduct, and then only to the extent that the damages resulting therefrom are not covered by the insurance required to be carried by Owner pursuant to the terms of this Article II whether or not such insurance is actually in place. Operator shall be considered responsible only for the acts or omissions of such of its employees as are not Project Employees.

         (b) Operator shall defend, indemnify and hold harmless Owner, its members and their respective Affiliates and the officers, directors, shareholders, employees and agents of any of the foregoing harmless from all liability, loss, damage, claim, demand, penalty, fine, cost or expense, including reasonable attorney's fees and court costs, incurred by any such Person by reason of any actual or alleged act or omission by Operator which constitutes gross negligence or willful misconduct, and then only to the extent that the damages resulting therefrom are not covered by insurance carried by the Owner. Owner shall have no obligation to reimburse Operator for expenses incurred as a result of Operator's obligation to indemnify the Owner or any other Person pursuant to this Section 2.11(b).

         2.12 HARD ROCK ELEMENTS. Owner and Operator acknowledge and agree that Hard Rock USA has been given approval rights over all Hard Rock Elements of the Project as provided in the License Agreement. Accordingly, Operator shall be responsible for managing its development activities under this Agreement, including the design, construction, completion, permitting, furnishing and equipping of the Project, in accordance with the terms of the License Agreement and Hard Rock USA's approval rights over Hard Rock Elements as provided therein. Furthermore, Owner agrees that all approvals required by it under this Agreement shall be subject to and consistent with Hard Rock USA's approval rights under the License Agreement.

         2.13 REQUIREMENTS OF LICENSE AGREEMENT. All services performed by Operator pursuant to this Agreement may have limitations imposed by Owner as and to the extent set forth in the License Agreement. Owner and Operator acknowledge and agree to abide by and act in accordance with such obligations in connection with their performance under this Agreement.

                                   ARTICLE III
                              PRE-OPENING SERVICES

         3.1 PRE-OPENING SERVICES. Prior to the projected Opening Date for the Project, Operator, as representative and for the account of Owner, shall undertake the following activities ("PRE-OPENING SERVICES") in connection with the preparation of the Project to conduct operations:

         (a) Recruit, train, direct and employ, for and on behalf of Owner, a General Manager and initial staff for the Project.

         (b) Negotiate leases for available retail space, as well as licenses and concession agreements, subject to the provisions of Section 5.1(a)(v) hereof.

         (c) Assist Owner in its application for, in the name and for the account of Owner, as may be required by the issuing authority, licenses and permits required in connection with the operation of the Project and its related facilities including, but not limited to gaming, liquor and restaurant licenses.

         (d) Advise Owner in the purchase, in the name and for the account of Owner, of all Operating Supplies.

         (e) Arrange for suitable inaugural ceremonies for the Hotel/Casino.

         In performing Pre-Opening Services pursuant to this Article III, Operator shall be subject to, and shall act in accordance with, the conditions and limitations of Article V hereof, the other applicable provisions of this Agreement, and the applicable provisions of the License Agreement.

         3.2      BUDGET AND SCHEDULE FOR PRE-OPENING SERVICES.

         (a) The schedules and budgets established pursuant to Article II hereof will include a category for Pre-Opening Services for the Project (a "PRE-OPENING SERVICES BUDGET"). Operator will manage and implement the performance of the Pre-Opening Services in accordance with the Pre-Opening Services Budget and Timetable and the applicable provisions of Article II hereof.

         (b) If Operator anticipates a delay such that the Project will not be formally opened to the public on or before the date set forth in the Schedule, Operator shall consult with Owner with respect thereto and shall develop an estimate of such additional amounts as shall reasonably be required to meet the pre-opening expenses occasioned by the anticipated delay, which shall include, without limitation, wages and other expenses relating to Project personnel already employed in the name and for the account of Owner.

         3.3 COST OF PRE-OPENING SERVICES. The cost of Pre-Opening Services shall include all reasonable expenses incurred by Operator (including costs incurred prior to the date hereof) in performing the Pre-Opening Services, including without limitation, (i) all out-of-pocket expenditures and reasonable expenses of business entertainment; (ii) salary and other personnel costs (including payroll taxes and costs of employee benefits) for the Project personnel employed in relation to the Project, in the name and for the account of Owner, for services performed prior to the Opening Date (which shall not include salaries, benefits and related costs for home office personnel of Operator and its Affiliates engaged in performing Pre-Opening Services); (iii) all expenses incurred in conducting partial operations of such Project prior to its Opening Date; (iv) the cost of inaugural ceremonies; and (v) the cost of obtaining all necessary gaming and other licenses and permits, including the fees of lawyers and other consultants incident thereto (other than the costs of obtaining all necessary gaming licenses and permits for Full House and Hard Rock personnel, which costs shall be borne by such parties). Such costs shall be chargeable to Owner and shall be paid directly by Owner or reimbursed to Operator by Owner to the extent and in the manner as other costs in relation to the development of the Project are reimbursed or paid as provided herein.

         3.4 ACCOUNTING FOR PRE-OPENING SERVICES. Operator shall use reasonable efforts to perform the Pre-Opening Services and all budgeting, scheduling, accounting and other functions and services required to be performed in connection therewith.

                                   ARTICLE IV
                               OPENING DATE; TERM

         4.1 OPENING DATE. The "OPENING DATE" for the Project is the date of the opening of the Project to the public. It shall occur on a date to be determined by Operator when (i) the Project has been substantially completed and the FF&E and Operating Equipment relating thereto have been substantially installed, all in accordance with Article II hereof, (ii) all licenses and permits required for the operation of the Project, including without limitation, all gaming, liquor and restaurant licenses, have been obtained, and (iii) the Project has commenced gaming activities on a fully operational basis. Operator and Owner may jointly decide, prior to substantial completion of the Project, to conduct partial operations thereof prior to the Opening Date.

         4.2      TERM.

         (a) INITIAL TERM. This Agreement shall be effective and binding from the date hereof and shall continue for an initial term of three (3) Operating Years after the Opening Date, unless sooner terminated as provided herein.

         (b)      RENEWAL TERMS.

                  (i) If the Project's EBITDA (calculated after payment of the Continuing Fees under the License Agreement and the Management Fees) is greater than $48 million during the twelve (12) month period ending as of the end of the ninth (9th) calendar month of the third Operating Year, then Operator shall have the option to renew the term of this Agreement for a period of one (1) year, upon the same terms and conditions as are contained herein, except that the Management Fees payable hereunder shall be amended to the then-prevailing market rate for comparable management services within the hotel/gaming industry for comparable projects, as mutually agreed by the parties hereto, and provided that Operator is not in default under the terms of this Agreement. If Operator's option to renew the term of this Agreement becomes exercisable as provided above, Operator shall provide Owner with notice of same and the parties will use their best efforts for a period of fifteen (15) days after such notice to agree upon the management fees to be payable to Operator for such renewal term. If the parties cannot agree on the amount of such fees within such fifteen (15) day period, such dispute shall be submitted to arbitration. Operator shall exercise its option by written notice to Owner by the later of: (x) ten (10) days after the determination of the amount of the management fees for the renewal term as provided above, or (y) thirty (30) days prior to the expiration of the term of this Agreement.

                  (ii) After the initial renewal term, Operator shall have the option to renew the term hereof for two (2) additional one-year periods, upon the same terms and conditions as the first renewal term, provided that the Project's EBITDA (calculated after payment of the Continuing Fees under the License Agreement and the Management Fees) is greater than $48 million during the twelve (12) month period ending as of the end of the ninth (9th) calendar month of the then-current renewal term, and provided further that Operator is not in default under the terms of this Agreement. Operator shall exercise such option by written notice to Owner by no later than thirty (30) days prior to the expiration of the term of this Agreement.

                  (iii) Notwithstanding the above, the renewal options set forth above shall not apply at any time after Hard Rock USA or its designee acquires the Project pursuant to Section 16 or Section 21, respectively, of the License Agreement.

         (c) Notwithstanding the above, this Agreement shall immediately terminate in the event the License Agreement is terminated by Hard Rock USA pursuant to Section 14(A)(9) of the License

Agreement by reason of the failure of Owner to obtain approval for the Site of the Hotel/Casino or financing for the Project within the time periods provided for therein.

                                    ARTICLE V
                            OPERATION OF THE PROJECT

         5.1      EXCLUSIVE OPERATOR.

         (a) Owner hereby engages Operator to manage and operate, in the name and for the account of Owner, the Project on an exclusive basis in accordance with this Agreement. Operator shall, as exclusive agent of Owner, which agency is coupled with an interest and may not be terminated by Owner until the expiration or termination of the term of this Agreement, except as otherwise provided herein, have sole authority in respect of and be responsible for the management and operation of the Project, subject to the terms of this Agreement. Such authority of Operator shall include, without limitation, but subject to the terms of this Agreement, the following:

                  (i) To collect and deposit all gross receipts received in connection with operation of the Project in the Operating Accounts established in accordance with Section 7.2 hereof.

                  (ii) To undertake, directly or through third party providers, for the general administration, management and operation of the Project.

                  (iii) To terminate contracts and recover possession of property and to otherwise enforce all the rights of any party with respect to any contract or dispute related to the Project, and to institute and prosecute legal actions against third parties and to determine when to settle, compromise and/or release any such actions or suits.

                  (iv) To maintain the Project, and make additions to and improvements of the Project, subject to the limitations set forth in
         Article XI hereof and the other provisions of this Agreement and the Annual Plan.

                  (v) To lease, in the name and for the account of Owner, commercial space at the Project and licensing and granting of concessions, provided, however, that any such lease or concession agreement having a term (assuming any extension or renewal options are exercised) or more than four (4) years, shall require Owner's approval (including, without limitation, any renewals or material amendments or modifications of such lease or concession agreement).

                  (vi) To perform all other matters and things which Owner and Operator may at any time agree are necessary or desirable to effectuate the efficient and effective operation of the Project in accordance herewith.

         (b) In exercising these powers, Operator may enter into, in the name and for the account of Owner, such leases, licenses and concession agreements (subject to Section 5.1(a)(v) hereof) and other contracts, agreements and undertakings consistent with this Agreement as shall from time to time be appropriate, and Owner will, if necessary, execute any or all of the same at Operator's request; provided, however, that Owner shall have the right to approve contracts for the acquisition of goods and for the provision of services that are not cancelable on six (6) months or less notice and either are for a term of two (2) years or longer or would obligate Owner to make payments in excess of $500,000 over the term of the contract.

         (c) The General Manager of the Project and the General Manager(s) of the Hard Rock Cafe and Hard Rock Retail Store at the Project shall meet regularly to discuss and coordinate activities effecting the entire Project.

         5.2      OPERATING STANDARDS.

         (a) Operator shall operate and manage the Hotel/Casino and the Project in accordance with the Management Standard, subject, however, to the initial quality and design aspects of the Project's facilities, the provisions and limitations of the Annual Plan and the availability of necessary working capital.

         (b) In its operation and management of the Hotel/Casino and the Project pursuant to this Agreement (but subject to the availability of working capital, the provisions of the Annual Plan and the limitations of this Agreement), Operator agrees as follows:

                  (i) Subject to the provisions of Article VI, to select, train and supervise such personnel as are necessary for the proper operation, maintenance and security of the Project.

                  (ii) To collect, account for, and remit promptly to the proper Government Authorities, all applicable excise, sales and use taxes, or similar government charges, collected directly from patrons or guests or as part of the sales price of any goods, services or displays, such as gross receipts, admissions, cabarets or similar taxes.

                  (iii) To use all reasonable efforts in its management of the Project to comply with all applicable Law(s).

                  (iv) To pay or cause to be paid in a timely manner, form funds available in the Operating Accounts, all Operating Expenses to the extent payable in the ordinary course of business.

                  (v) To promptly notify Owner, in writing, of any personal injury, property damage or other claim (including a claim of unlawful or discriminatory acts in connection with the operation of the Project) occurring on, or claimed by any party on or with respect to, the Project, and to promptly forward to Owner any summons, subpoena or other like legal document served upon Operator relating to actual or alleged potential liability of Owner or Operator (whether or not in connection with the Project).

                  (vi) To arrange appropriate security for the operation of the Project. Any security officer whom Operator retains or contracts for shall be bonded and insured in an amount reasonably satisfactory to Owner (it being agreed that such amount shall be commensurate with such officer's enforcement duties and obligations).

         5.3 NO LIABILITY. Operator assumes no liability whatsoever for any acts or omissions of Owner or any agent of Owner. Except as otherwise provided for herein, Operator assumes no liability for any violations existing as of the date hereof with respect to applicable Laws, including without limitation, Laws relating to health, taxes or the environment or hereafter with respect to any environmental laws or regulations and Owner agrees to indemnify and hold Operator harmless from and against any and all claims, fines, costs, fees and expenses arising in respect thereof. Operator shall promptly notify Owner in writing of any such violation discovered by Operator but the failure to so notify shall not be a waiver of Operator's rights hereunder. Owner shall have the right to control the defense, settlement or compromise of any such claims and Operator agrees to cooperate with Owner, at Owner's expense, in connection therewith. Within five (5) days after receipt of notice of such occurrence from Operator, Owner shall undertake or cause others to undertake all actions required to correct or comply with any applicable codes, statutes, ordinances, law or regulations.

         5.4 MARKETING AND ADVERTISING. Operator shall advertise and promote the operations of the Project. All such sales and marketing programs shall be conducted in compliance with Mississippi law and the rules and regulations promulgated thereunder. Operator may participate in sales and promotional campaigns and activities involving complimentary food, beverage, shows, chips and tokens. Operator shall have the right, to an extent commensurate with the prospective benefit accruing therefrom to the operations of the Project, to use and to be reimbursed for the reasonable cost of marketing and advertising services of its employees not located at the Project.

         5.5 INTERNAL CONTROL SYSTEMS. Operator shall develop and install controls (the "INTERNAL CONTROL SYSTEM") for the monitoring of all funds generated in connection with the operations of the Project as required by law, in order to minimize the opportunity for loss of proceeds from such operations and to comply with applicable law. Owner, as Owner elects, shall have the right, at anytime and from time to time, to review the operation and results of all Internal Control Systems. As part of the Internal Control Systems, Operator shall install a closed circuit television system to monitor cash handling activities of the Project, and Owner shall have full access to that system and its records.

         5.6 PURCHASES FROM RELATED PARTIES. For purposes of this provision, the term "RELATED PERSONS" means Owner's Affiliates or any other Person that, directly or indirectly, owns an equity interest in Owner. Owner agrees to advise Operator of the identity and relationship to Owner of any Related Persons desiring to provide goods or services in connection with the Project. Operator may purchase goods and services from any Related Persons, provided that such transaction is on no less favorable terms than would be available from an unrelated third party.

                                   ARTICLE VI
                                    EMPLOYEES

         6.1 EMPLOYEES. Operator shall have the exclusive right in its sole discretion and shall, as agent on behalf of Owner and in Owner's name, hire, promote, discharge, supervise, train and determine the terms of employment for
(i) the General Manager of the Project, and (ii) all other employees of the Project. All Project employees shall be employees of Owner ("PROJECT EMPLOYEES") and Operator shall not be liable for such employees salary or other compensation or any other obligations in connection with their employment.

         6.2 EMPLOYEE POLICIES. As soon as reasonably practical, Operator shall prepare a draft of personnel policies and procedures (the "EMPLOYMENT POLICIES"), including a job classification system with salary levels and scales. Operator shall submit the Employee Policies to Owner for its prior approval, which shall not be unreasonably withheld. All such Employee Policies shall comply with applicable Law(s).

         6.3 MANAGEMENT EMPLOYEES. It is anticipated that Operator shall initially hire persons holding the following job titles (or similar titles) in connection with the operation of the Project: General Manager, Chief Accounting Officer, Director of Gaming Operations, Director of Hotel Operations, and Director of Sales/Marketing. Nothing contained herein is intended to limit Operator's right to expand, consolidate or eliminate any of these positions as reasonably necessary to operate the Project. Operator also shall be authorized to hire such employees directly on behalf of Owner and to be reimbursed, as an Operating Expense, for all costs and expenses reasonably incurred by it incident to such hiring.

         6.4 OFF-SITE EMPLOYEES. In performing its obligations hereunder, Operator shall have the right to use employees of Operator and its Affiliates ("OFF-SITE EMPLOYEES") and to allocate and charge as Operating Expenses the actual costs and expenses reasonably incurred with respect to such Off-Site Employees (including reasonable gross salaries, bonuses, benefits, additional pay or severance pay plus all related federal and state payroll taxes, insurance and worker's compensation) to the extent such employee's services are necessary in the performance of Operator's obligations hereunder.

         6.5 NO OFFICER/DIRECTOR SALARIES. Operating Expenses shall not include the compensation of any director, officer or employee of Operator, Full House or Hard Rock USA, except as provided in Section 6.4 and for expense reimbursements as permitted by this Agreement.

         6.6 EMPLOYEE BACKGROUND CHECKS. Operator, in its discretion, may conduct a background investigation, in compliance with applicable Law, with respect to each applicant selected for employment. All costs associated with such background investigations shall constitute an Operating Expense.

         6.7 DELEGATION OF DUTIES. Operator may, with the prior consent of Owner, subcontract the duties to be performed by Operator pursuant to this Agreement, to such third parties as Operator may from time to time determine. No subcontract of Operator's duties shall relieve Operator of Operator's obligations under this Agreement.

                                   ARTICLE VII
                        WORKING CAPITAL AND BANK ACCOUNTS

         7.1 WORKING CAPITAL. (a) Approximately ninety (90) days before the Opening Date, Owner will provide Operator with initial working capital in the amount provided for in the Budget by payment thereof into the Operating Account. Thereafter, Owner shall provide to Operator from time to time throughout the term of this Agreement, if and as reasonably requested by Operator, sufficient working capital for the uninterrupted operation of the Project consistent with the applicable Annual Plan, including, without limitation, payment of the Management Fees, payments to the Reserve Fund and payment or other provision for such other reserves or set-asides as Operator may deem appropriate to provide for amounts coming due in the foreseeable future consistent with the applicable Annual Plan.

         (b) Any dispute as to the amount of working capital required for the operation of the Project consistent with the Annual Plan, including, without limitation, working capital, reserves and set-asides retained by Operator as provided in Section 7.1 hereof, shall be resolved by arbitration under Article XVIII hereof, and the arbitrator shall take into account in each instance all reasonable, foreseeable financial needs of the Project consistent with the applicable Annual Plan. The determination of the arbitrator shall be final and conclusive on Operator and Owner. If any such dispute shall not be resolved within thirty (30) days following the submission of such dispute to the arbitrator by Owner or Operator, then Owner upon expiration of such thirty (30) days shall provide to Operator (or, if the dispute relates to Operator's retention of working capital, Operator will retain) such funds as Operator reasonably deems necessary for the uninterrupted operation of the Project for a period of thirty (30) days. If such dispute is not resolved with such further period of thirty (30) days, Owner shall provide the funds required for another thirty (30) days of operation, and the foregoing procedure shall continue to be followed until the resolution of such dispute.

         7.2 OPERATING ACCOUNTS. All funds made available to Operator by Owner for, or generated by, the operation of the Project shall be deposited in the Project's operating accounts (the "OPERATING ACCOUNTS") in a bank or banks jointly selected by Owner and Operator. On opening such accounts, Owner shall grant to Operator all necessary authorizations in order that the withdrawal of funds and handling of the accounts shall be effected exclusively by the individual persons designated at all time for such purposes by Operator (after consultation with Owner), whose signatures shall be formally and expressly recognized to this end by the bank in question. Such funds shall not be co-mingled with Operator's or Owner's other funds. Out of the Operating Accounts, Operator shall pay all Operating Expenses as well as all amounts payable to Operator by Owner under this Agreement, including without limitation, Operator's fees and permitted disbursements, all subject to, and in accordance with Article IX and any other applicable provision of this Agreement.

         7.3 CONTROL OF ACCOUNTS. The Operating Accounts shall at all times be under the control of Operator as agent for Owner as herein provided, without prejudice to Operator's obligation of accounting to Owner as and when provided for herein. Checks or other documents of withdrawal shall be signed only by individual representatives of Operator, duly recognized for such purpose by the bank in question. Operator shall supply Owner with bonds or other insurance reasonably satisfactory to Owner, unless said bonds or other insurance shall have been placed by Owner and delivered directly to the bonding or insurance company to Owner. The funds in the aforesaid accounts are Owner's funds, provided that Owner covenants to make such funds available solely for the specific purposes contemplated herein, all of which shall be without prejudice to Operator's obligation of accounting to Owner when and as provided for herein. Upon the expiration or termination of this Agreement and the payment to Operator of all amounts due Operator hereunder upon such expiration or termination, all remaining amounts in the foregoing accounts shall be transferred forthwith to Owner, or made freely available to it.

         7.4 DEPOSITS TO OPERATING ACCOUNTS. All Total Revenues and other proceeds arising from the operation of the Project shall be deposited at least once daily (or at such other frequency as Owner and Operator shall mutually establish in writing) by Operator into the Operating Accounts established pursuant to Section 7.2 and, for this purpose, Operator may obtain a bonded transportation service to effect the safe transportation of the receipts to said bank. The cost of such transportation service shall be an Operating Expense.

         7.5 NO CASH DISBURSEMENTS. Operator shall not make any disbursements of currency or coin from the Operating Accounts except for the payment of cash prizes and expenditures from the Cash Contingency Reserve Fund and Petty Cash Fund described below and except as otherwise set forth in this Agreement. Except as otherwise set forth herein, all other payments or disbursements by Operator shall be made by check drawn or wire transfer against an Operating Account signed or authorized in the manner provided in Section 7.3.

         7.6 RESERVE FUNDS AND PETTY CASH FUND. Operator shall establish, using funds deposited into the Operating Accounts, and shall maintain for the benefit of the Project operations, a Cash Contingency Reserve Fund, a Cash Prize Reserve Fund and a Petty Cash Fund, each in an amount determined by Operator and reasonable to accommodate the purpose of such accounts. The Cash Contingency Reserve Fund shall be used to make transfers as necessary to the Operating Accounts and the Cash Prize Reserve Fund. The Cash Prize Reserve Fund shall be established to pay prizes to players. The Petty Cash Fund shall be used for miscellaneous small expenditures relating to the operations of the Project and shall be maintained at the Project under the control of the General Manager.

         7.7      OWNER TO BEAR ALL OPERATING EXPENSES.

         (a) In performing its duties hereunder, Operator shall act solely for the account of and as agent for Owner. All costs and expenses incurred by Operator in performing its duties pursuant to this Agreement shall be borne exclusively by Owner, except for the Excluded Costs. To the extent that funds necessary therefor are not generated by the operation of the Project, they shall be promptly supplied by Owner to Operator in the manner provided in Section 7.1 hereof.

         (b) Operator shall in no event be required to advance any of its own funds for the operation of the Project, nor to incur any liability in connection therewith, unless Owner shall have furnished Operator with the funds necessary for the discharge thereof. Subject to the provisions of this Agreement and any then applicable Annual Plan, Operator shall have the right, in its sole discretion, but not the obligation, to advance funds in the payment of any Operating Expenses of the Project, capital expenditures or any other expenditures which Owner is required to make pursuant to this Agreement. If Operator pays any amount out of its own funds as a result of actions taken under the foregoing sentence, Owner shall repay Operator on demand all amounts so expended, with interest thereon at the Interest Rate.

                                  ARTICLE VIII
                       ANNUAL PLANS AND FINANCIAL REPORTS

         8.1 ANNUAL PLAN. (a) At least thirty (30) days prior to the Opening Date of the Project and prior to the beginning of each Fiscal Year, Operator shall submit to Owner, for its approval, an annual plan for the Project (the "ANNUAL PLAN") for the following Fiscal Year. The Annual Plan for each Fiscal Year shall consist of: (i) a summary of projected Total Revenues for the Project; (ii) an annual operations budget, including projected expenses for the following: casino operations, rooms, food and beverage, general and administrative and other departmental expenses, repairs, renovation and maintenance, utility services, taxes, insurance, and any other Operating Expenses; (iii) projected expenditures for FF&E and capital improvements for the Fiscal Year and a rolling three-year capital plan for expenditures for FF&E;
(iv) a payroll, staffing and benefits plan; (v) an advertising, promotion and marketing plan; and (vi) the projected or estimated cash flow for the Project for such Fiscal Year.

         (b) Owner will notify Operator in writing of its approval or disapproval of the Annual Plan within thirty (30) days after its receipt thereof. If Owner fails to notify Operator of its disapproval of the Annual Plan within such period, such failure shall be deemed to constitute Owner's conclusive approval of the Annual Plan. Any disputes regarding approval of the Annual Plan shall be resolved by arbitration in accordance with Article XVIII hereof. If Operator and Owner have not agreed on an Annual Plan prior to the start of a Fiscal Year, then, until such time as Operator and Owner do agree, Operator shall manage and operate the Project based on the Annual Plan for the Fiscal Year just ending adjusted, by Operator in its reasonable judgment, for inflation and to reflect any items that are not controllable.

         (c) The Annual Plan is intended to establish a framework for the operation of the Project for the upcoming Fiscal Year, and Operator in the exercise of its reasonable business judgment, will endeavor to implement, and to operate the Project, consistent with, the Annual Plan. It is expressly understood that Operator may depart from the Annual Plan if, in Operator's reasonable judgment, adherence to the Annual Plan is impracticable, or such departure is necessary or desirable for the efficient operation of the Project.

         8.2 FINANCIAL STATEMENTS. Operator shall prepare and provide to Owner on a monthly, quarterly and annual basis, financial statements, including balance sheets, income and expense statements setting forth in reasonable detail Total Revenues and Operating Expenses, statements of changes in cash position and any other schedules as may be reasonably requested from time to time by Owner. Monthly financial statements shall be provided to Owner within thirty
(30) days following the end of each month. After the first full year of operations, the financial statements shall be prepared to reflect comparative results. The parties hereto shall select a nationally-recognized independent certified public accounting firm to perform an annual audit of the books and records of the operations of the Project. The cost of such audits shall be an Operating Expense. Owner also shall have the right, at its sole cost and expense, to perform special or independent audits of all financial records of Operator as Owner elects. Audits of the financial statements of Owner may be provided to all applicable federal and state reporting agencies, as required by law, and may be used by Owner for reporting purposes under federal and state securities law, if required.

         8.3 BOOKS OF ACCOUNT. (a) Operator shall, in the name and for the account of Owner, keep full and adequate books of account and other records reflecting the results of operation of the Project on an accrual basis, all in accordance with GAAP. The books of account shall reflect detailed day-to-day operations of the Project and shall utilize accounting systems and procedures which, at a minimum: (i) include a system of internal accounting controls; (ii) permit preparation of financial statements in accordance with GAAP; (iii) are susceptible to audit; (iv) permit the calculation and payment of Base Management Fees, EBITDA Management Fees and expense reimbursements in accordance with the terms of this Agreement and all other sums due Operator.

         (b) Such books of account shall be maintained at a location at the Project and at such other locations as may be determined by Operator. Duly authorized agents of Owner shall have access to the daily operations of the Project and shall have the right to inspect, examine, and copy all such books and supporting business records as Owner reasonably requests. Upon the termination of this Agreement, all of such books and records forthwith shall be turned over to Owner so as to ensure the orderly continuance of the operation of the Project, but such books and records shall thereafter be available to Operator for a period of not less than six (6) years, at all reasonable times for inspection, audit, examination and transcription of particulars relating to the periods in which Operator assisted Owner in the operation and management of the Project.

                                   ARTICLE IX
                         MANAGEMENT AND DEVELOPMENT FEES
                       AND PAYMENTS TO OPERATOR AND OWNER

         9.1      DEVELOPMENT FEES.

         (a) In consideration for the services rendered by Operator in connection with the development of the Project as provided in Article II hereof, Owner shall pay to Operator a development fee (the "DEVELOPMENT Fee") equal to the amount of (i) 1.6% of the Total Project Costs, LESS (ii) the amount of the Territory Fee actually paid by Owner to Hard Rock USA pursuant to the License Agreement.

         (b) Promptly after Owner obtains the financing for the Project, Owner shall pay to Operator the amount of $500,000, representing an initial advance of the Development Fee. Prior to the initial advance, Owner may fund Operator's out-of-pocket expenses with respect to the Project as requested by Operator from time to time; provided that during the period prior to Owner's payment of the initial advance of the Development Fee, Operator shall not be required to pay any of the Excluded Costs unless and to the extent Owner has agreed to fund such costs. On the first day of each calendar quarter thereafter until the Opening Date, Owner shall pay to Operator the amount of $350,000 as a further advance of the Development Fee. The amount of the initial advance and all subsequent advances of the Development Fee may be increased or decreased by written agreement of Owner and Operator. If this Agreement is terminated pursuant to
Section 4.2(c) or is terminated by Owner prior to the substantial completion of the Project pursuant to Section 17.1(B), Operator shall repay to Owner the aggregate amount of the advances made to Operator through such date less all of its out-of-pocket expenses and thereafter Operator shall have no further liability to Owner with respect to such advances.

         (c) Within thirty (30) days after the completion of the construction of the Project and a determination of the amount of the Total Project Costs, either
(i) Owner shall pay to Operator the amount by which the Development Fee exceeds the advances made pursuant to subsection (b) above, or (ii) Operator shall pay to Owner the amount by which the advances made pursuant to subsection (b) above exceed the Development Fee.

         9.2      MANAGEMENT FEES.

         (a) In consideration for the management services rendered by Operator pursuant to this Agreement, Owner shall pay to Operator the following fees (the "MANAGEMENT FEES"):

                  (i) four percent (4%) of Total Revenues (the "BASE MANAGEMENT FEE"); and

                  (ii) eight percent (8%) of the Project's EBITDA (calculated after payment of the Base Management Fee and the Continuing Fees under the License Agreement, but before payment of the amount determined under this Section 9.2(a)(ii)) (the "EBITDA MANAGEMENT FEE").

         (b) Subject to deferral as provided in Section 9.3 below, on or before the fifteenth (15th) day of each month during the term hereof, Operator shall be paid out of the Operating Accounts the amount of the Management Fees earned through the end of the previous month, and shall be reimbursed for all out-of-pocket expenses, all as determined pursuant from the books and account referred to in Section 8.3 hereof. To the extent there are insufficient funds in the Operating Accounts for such payments, Owner shall pay such amounts to Operator forthwith on demand.

         9.3      DEFERRAL OF MANAGEMENT FEES.

         (a) If, as of the end of each calendar month, (i) the aggregate amount of the Project's EBITDA (after Continuing Fees under the License Agreement, Management Fees and previously-deferred Management fees are deducted) for the portion of the current Operating Year which has been completed as of such date, is less than (ii) an amount equal to (x) the Required EBITDA, multiplied by (y) a fraction, the numerator of which is the number of elapsed months in the current Operating Year, and the denominator of which is twelve (12), then the Management Fees payable hereunder as of the end of such month (including all previously deferred Management Fees) shall be deferred to the extent necessary, in the following order of priority, to allow the Project to achieve the Required
EBITDA: (A) the EBITDA Management Fee; (B) the Base Management Fee; and (C) any previously-deferred Management Fees.

         (b) All deferred Management Fees shall be paid in the next calendar month to the extent permitted pursuant to Section 9.3(a) above, provided that such obligation shall not survive the termination of this Agreement.

         (c) Management Fees shall also be deferred to the extent such payments are required to be subordinated by the holder of the Primary Debt.

         9.4 ANNUAL RECONCILIATION. Within ninety (90) days after the end of each Operating Year, Operator shall furnish to Owner a written statement setting forth the amount of the Base Management Fee and EBITDA Management Fee paid for such Operating Year and the Management Fees payable and not subject to deferral for such Operating Year. Within ten (10) days after delivery of such written statement, either (i) Owner shall pay to Operator the amount by which the Management Fees payable (and not deferred) for such Operating Year exceeds the Management Fees actually paid for such Operating Year, or (ii) Operator shall pay to Owner the amount by which the Management Fees actually paid for such Operating Year exceeds the Management Fees payable (and not deferred) for such Operating Year.

         9.5 OFF-SITE EMPLOYEES AND OUT-OF-POCKET EXPENSES. Operator shall be reimbursed for all of the reasonable and actual costs incurred by Operator with respect to services performed by Off-Site Employees as set forth in Section 6.4, and for all reasonable travel and out-of-pocket expenses of Operator's directors, officers, employees or agents reasonably incurred in the performance of this Agreement, including without limitation, travel expenses of the representatives of the Management Committee of Operator to attend monthly management meetings. Such reimbursement shall be in addition to all other fees, expenses or costs which are reimbursable or payable pursuant to this Agreement. Unless otherwise specified herein or therein, all such expenses shall be capitalized or charged as Operating Expenses of the Project consistent with GAAP. Such fees, expenses or costs shall be calculated and paid to Operator on a monthly basis.

         9.6 DISTRIBUTION OF FUNDS. On or before the tenth (10th) day of each month, Operator shall, after payment of the Management Fees and all other amounts payable by Operator hereunder with respect to the previous month, and after payment to the Reserve Fund and retention of working capital reasonably determined by Operator, in accordance with the Annual Plan, to be necessary to assure the uninterrupted and efficient operation of the Project for the foreseeable future, remit to Owner all remaining funds in the Operating Accounts.

                                    ARTICLE X
                     RESERVE FOR REPLACEMENTS, SUBSTITUTIONS
                    AND ADDITIONS TO FURNITURE AND EQUIPMENT

         10.1 RESERVE FUND. Operator will establish a reserve fund of two percent (2%) of Total Revenues in the first Fiscal Year and each subsequent Fiscal Year (the "RESERVE FUND"). Such Reserve Fund shall be used to refurbish and renovate the Hotel/Casino from time to time in order to maintain at least the Management Standard. Operator shall use the Reserve Fund for (i) replacements and renewals of FF&E; (ii) renovations of public areas and guest rooms; and (iii) repairs to and maintenance of the Hotel/Casino's physical facilities, such as exterior and interior repainting, resurfacing building walls, floors, roofs, and parking lots, and replacing folding walls. Subject to the foregoing provisions, Operator shall spend the Reserve Funds for these purposes and shall not accumulate monies in the Reserve Fund when replacements, renovations or repairs are reasonably needed in order to maintain the Hotel/Casino at its highest level of operation and standard.

         10.2 FF&E EXPENDITURES. Any expenditure for replacement, substitution or additions to FF&E of the Hotel/Casino during each Fiscal Year may be made by Operator without Owner's prior consent (subject to the Annual Plan and any rights of Hard Rock USA regarding Hard Rock Elements, to the extent applicable) up to the amount of the Reserve Fund (including the unused accumulations thereof from earlier Fiscal Years) and any such expenditures shall be paid therefrom. All amounts remaining in the Reserve Fund at the close of each Fiscal Year shall be carried forward and retained until fully used as herein provided. All proceeds from the sale of FF&E no longer needed for the operation thereof shall be deposited to the Reserve Fund, provided that the deposit of any such proceeds shall not reduce the annual contribution to the Reserve Fund required hereunder.

         10.3 INVESTMENT OF RESERVE FUND. The Reserve Fund will be held by Operator in a bank account or accounts, interest-bearing if available in the locality, in the name of Owner.

                                   ARTICLE XI
                REPAIRS AND MAINTENANCE AND CAPITAL IMPROVEMENTS

         11.1 REPAIRS AND MAINTENANCE. Subject to Owner's providing any necessary working capital therefor, as required under Section 7.1 hereof, Operator shall from time to time make such expenditures for repairs and maintenance as shall be necessary to maintain the Management Standard and to otherwise maintain the Project in good operating condition (excluding structural repairs and changes and extraordinary repairs to or replacement of any building, structure, fixtures or equipment, other than FF&E). If any such repairs or maintenance shall be made necessary by any condition against the occurrence of which Owner has received the guaranty or warranty of any supplier of labor or materials for the construction and renovation of the Project, then Operator may invoke said guarantees or warranties in Owner's name and Owner will cooperate fully with Operator in the enforcement thereof.

         11.2 CAPITAL IMPROVEMENTS; ALTERATIONS. Owner may from time to time at Owner's sole expense make such alterations, additions or improvements, including capital improvements (which term does not include FF&E), in or to the Project as Operator shall recommend and Owner shall approve or Owner shall recommend and Operator shall approve, all of which shall be subject to Hard Rock USA's rights regarding Hard Rock Elements, to the extent applicable, and shall be made with as little hindrance to the operation of the Project as practicable; provided, that no such approval shall be required if the cost of such alterations, additions or improvements are paid out of the Reserve Fund or were previously approved in the Annual Plan for each Fiscal Year. Any approval of Operator required by this Section 11.2 shall be based on the quality and character of such improvements as related to the ability of the Project to be operated efficiently and at a level of quality consistent with the requirements therefor set forth in this Agreement. No expenditures for capital improvements, alterations, additions or improvements shall be made without Owner's approval (other than such expenditures either paid out of the Reserve Fund or previously approved in the Annual Plan for each Fiscal Year), and the failure of Owner to grant such approval shall not be subject to arbitration hereunder.

         11.3 STRUCTURAL REPAIRS, CHANGE AND REPLACEMENTS. If structural repairs or changes to the Project or extraordinary repairs to or any replacement of any building, structure, fixtures or equipment, other than FF&E, shall be required at any time during the term of this Agreement to maintain the Project in good operating condition, or by reason of any Law(s), or otherwise, then in such event all such repairs, replacements or changes shall be made by Owner and at Owner's sole expense, and shall be made with as little hindrance to the operation of the Project as practicable. Notwithstanding the foregoing, Owner shall have the right to contest the need for any such repairs or changes required by any Law(s) and may postpone compliance therewith, if so permitted by law, provided that as a result of such non-compliance or contest the use of the Project or any material portion or facility thereof is not materially impaired.

                                   ARTICLE XII
                                    INSURANCE

         12.1 REQUIRED INSURANCE. At all times during the term of this Agreement, Owner (or Operator at its election on behalf of Owner) shall procure and maintain, on behalf of Owner and Operator, the following insurance with respect to the Project:

                  (a) DURING CONSTRUCTION. At all times during the period of construction, furnishing and equipping of the Hotel/Casino and the Project and at all times during any other period of construction (including renovations, alterations and improvements), until final completion thereof, Builder's Risk Insurance ("All Risk" or equivalent coverage) for the Project in an amount not less than the estimated cost of such construction (including "hard" and "soft" costs), written on a completed value basis or a reporting basis, for property damage, protecting Owner and Operator as their interests may appear, with a deductible not to exceed $100,000 and to include rental payment coverage from the date of projected completion and extending for at least twelve (12) months thereafter.

                  (b) PROPERTY DAMAGE INSURANCE. At all times during the term of this Agreement, "All Risk" (or its equivalent) property damage insurance for the Project protecting Owner and Operator as their interests may appear, with replacement cost valuation and a stipulated value endorsement (to be provided not later than promptly following substantial completion of the Project) in an amount not less than the full replacement value thereof and including, among other things, (a) coverage for all physical loss or damage to the Project (including contents); (b) coverage for hurricane, flood and windstorm to the extent available at commercially reasonably rates, limits and deductibles; (c) no exclusions other than industry standard exclusions for property of similar size and location; and (d) provision for deductible not to exceed $100,000 (other than for hurricane, flood or windstorm, as provided above).

                  (c) BUSINESS INTERRUPTION INSURANCE. Business Interruption Insurance for the Project on an "All Risk" basis. Such insurance shall include, among other things (i) coverage against all insurable risks of physical loss or damage, (ii) coverage for hurricane, flood and windstorm to the extent available at commercially reasonable rates, limits and deductibles, (iii) a deductible (for other than hurricane, flood or windstorm) of not more than $100,000 per occurrence, (iv) no exclusions other than industry standard exclusions for property of similar size and location, and (v) coverage for the Base Management Fee hereunder in an amount equal to at least the Base Management Fee payable for one (1) Fiscal Year in connection with Project (as reasonably projected by Owner for the first full Fiscal Year and thereafter based on the amounts actually paid during the most recently ended Fiscal Year).

                  (d) LIABILITY INSURANCE. General public liability insurance protecting Owner and Operator against claims brought in connection with the Project for personal injury, death and damage to and theft of property of third persons, in an amount not less than $10,000,000 per occurrence, combined single limit, and designating Owner as a named insured and Operator as an additional insured. Such liability insurance shall include such coverage as Operator shall reasonably require and as shall be commercially available, which shall include coverage against liability arising out of (i) the sale of liquor, wine and beer on the Project premises, (ii) the ownership or operation of motor vehicles,
         (iii) assault or battery, (iv) false arrest, detention or imprisonment or malicious prosecution, (v) libel, slander, defamation or violation of the right of privacy, (vi) wrongful entry or eviction, (vii) contractual liability, and (viii) completed operations. Such insurance shall contain no exclusion other than industry standard exclusions for property of similar size and location and provide for a deductible of not more than $100,000 per occurrence.

                  (e) WORKERS' COMPENSATION INSURANCE. Statutory Workers' Compensation and Disability Benefits Insurance and any other insurance required by applicable Law(s), covering all Project employees and all persons employed by Owner, Operator, contractors. subcontractors, or any entity performing work on or for the Project (unless and to the extent provided by such parties), including Employer's Liability coverage, all in amounts not less than the statutory minimum, except that Employers Liability coverage shall be in an amount not less than $1,000,000.

                  (f) FIDELITY. Fidelity and dishonesty insurance, and money and securities insurance in such amounts as Operator shall deem advisable but not less than $100,000, which policy shall specify that any loss involving funds of Owner shall be payable to both Operator and Owner.

                  (g) OTHER. Such additional insurance as may be required with respect to the Project or any part thereof, together with insurance against such other risks as its now, or hereafter may be, customary to insure against in the operation of similar property, considering the nature of the business and the geographic and climatic nature of the Project's location.

         All such policies of insurance described above shall be with companies which have a Best rating of A or better and in the form of "occurrence insurance" to the extent available on a commercially reasonable basis.

         12.2 FORM AND AMOUNTS. All insurance shall be in such form and amounts and with such companies as shall be reasonably satisfactory to Operator and Owner. Such property damage policies shall provide that the loss, if any, payable thereunder shall be adjusted with and payable to Owner. All liability insurance shall be in the name of Owner, and Operator and Operator's Affiliates (as appropriate) shall be named as additional insured. All policies of insurance shall contain riders and endorsements protecting the interests of Operator and its Affiliates, as Operator shall reasonably request.

         12.3 CERTIFICATES OF INSURANCE. Certificates of all policies shall be delivered to Operator as soon as practicable after the execution of this Agreement, and not less than thirty (30) days prior to the expiration date of all policies of insurance that must be maintained subsequent to such expiration dates under the terms of this Agreement. Should Owner fail to supply Operator with such certificates within the foregoing time limits, provided that Operator has given written notice to Owner and Owner has failed to provide such certificates within ten (10) days after such notice, Operator may, in Owner's name and on Owner's behalf, provide any such insurance as to which such certificates are not supplied and Operator shall be reimbursed forthwith by Owner for all sums so expended, and may withdraw same from the Project's Operating Accounts at any time. Operator in such case shall notify Owner in writing ten (10) days prior to providing such insurance.

         12.4 WAIVER OF SUBROGATION. Owner shall have all policies of insurance provide that the insurance company will have no right to subrogation against Owner, Operator or any of its Affiliates or the agents or employees thereof. Owner assumes all risks in connection with the adequacy of any insurance, and waives any claim against Operator or its Affiliates for any liability cost or expense arising out of any uninsured claim, in part or in full, of any nature whatsoever. The foregoing is not intended to limit Owner's right to indemnification under Article XIX hereof.

         12.5 NO REPRESENTATION AS TO ADEQUACY OF COVERAGE. The requirements set forth herein with respect to the nature and amount of insurance coverage to be maintained or caused to be maintained by Owner hereunder shall not constitute a representation or warranty by Owner or Operator that such insurance is in any respect adequate.

                                  ARTICLE XIII
                                   ASSIGNMENT

         13.1 ASSIGNMENT BY OPERATOR. Without Owner's prior written consent, Operator shall not, directly or indirectly, assign its interest as Operator under this Agreement, and any purported assignment by Operator, without Owner's prior written consent, shall be null and void and without legal effect. A consent of Owner to any one assignment shall not be deemed a consent to or waiver of Owner's right to condition any future assignment upon Owner's consent to the same.

                                   ARTICLE XIV
                            CASUALTY AND CONDEMNATION

         14.1 CASUALTY. If any portion of the Project shall be damaged or destroyed at any time or times during the term of this Agreement by fire, casualty or any other cause, Owner will, at its own cost or expense and with due diligence, repair, rebuild or replace the same so that after such repairing, rebuilding or replacing such portion of the Project shall be substantially the same as prior to such damage or destruction. Subject to Force Majeure, if Owner fails to undertake such work within thirty (30) days after the fire or other casualty, or shall fail to complete the same diligently, Operator may, at its option either (a) terminate this Agreement by written notice to Owner, effective as of the date sent, or (b) undertake to complete such work in the name of and for the account of

Owner, in which event Operator shall be entitled to be repaid therefor and the proceeds of insurance shall be made available to Operator for this purpose. Operator shall further have the right to require that any proceeds from insurance be applied to such repairing, rebuilding or replacing. Notwithstanding the foregoing, if the Project is damaged or destroyed to such an extent that the cost of repairs or restoration exceeds fifty percent (50%) of the original cost of the Project, then Operator may terminate this Agreement by written notice to Owner, or Owner, may, if it determines not to repair, rebuild or replace the Project, as aforesaid, terminate this Agreement by written notice to Operator. If, within three (3) years after any such termination, Owner commences the repair, rebuilding or replacement of the Project, Operator may within the later of sixty (60) days following the commencement of such repairing, rebuilding or replacement or of written notice from Owner of its intent to repair, rebuild or replace the Project, reinstate this Agreement for the remaining term as of the date of its termination as provided above by written notice to Owner. Owner shall give Operator at least fifteen (15) days prior written notice of commencement of any such repairing, rebuilding or replacement.

         14.2 TOTAL CONDEMNATION. If the whole of the Project shall be taken or condemned in any eminent domain, condemnation, compulsory acquisition or like proceeding or agreement in lieu thereof by any competent authority or if such a portion of the Project shall be so taken or condemned as to make it imprudent or unreasonable, in the reasonable opinion of Owner and Operator, to use the remaining portion of the Project at the level of quality required hereby, then this Agreement shall terminate as of the date of such taking or condemnation but any award payable to Owner for such taking or condemnation shall be fairly and equitably apportioned between Owner and Operator with priority to recoupment by Owner of its investment in the Project and the amount to be received by Operator being calculated on the basis of the loss suffered by it as a result of termination of this Agreement. It is understood that until Owner recuperates the balance of its investment, the entire award will belong to Owner.

         14.3 PARTIAL CONDEMNATION. If only a part of the Project shall be taken or condemned as aforesaid and the taking or condemnation of such part does not make it unreasonable or imprudent, in the reasonable opinion of Owner and Operator, to operate the remainder of the Project at the level of quality required hereby, this Agreement shall not terminate, and so much of any award to Owner shall be made available as shall be reasonably necessary for making alterations or modifications to the Project or any part thereof subject to such taking, so as to make it a satisfactory architectural unit of a similar type and class as prior to the taking or condemnation. The balance of the award to Owner after deduction of the sum necessary for such alterations or modifications, shall be fairly and equitably apportioned between Owner and Operator so as to compensate Owner and Operator for any loss of income resulting from the taking or condemnation. It is understood that until Owner recuperates the balance of its investment applicable to the portion subject to the taking or condemnation, the entire award will belong to Owner.

                                   ARTICLE XV
                   ADDITIONAL COVENANTS OF OWNER AND OPERATOR

         Owner and Operator further covenant and agree as follows:

         15.1 OWNER TO PAY TAXES. Owner shall pay, or at Owner's request, Operator shall pay, to the extent sufficient funds are available in the Operating Accounts, not less than ten (10) days prior to the dates the same becomes due and payable, with the right to pay the same in installments to the extent permitted by law, all real estate taxes, all personal property taxes and all betterment assessments levied against the Project or any of is components. Notwithstanding the foregoing, Owner may, at its sole expense, contest the validity or the amount of any such tax or assessment, provided that such contest has no material adverse effect on Operator's rights under this Agreement.

         15.2 GAMING AND OTHER LICENSES. Owner and Operator shall reasonably cooperate with each other in obtaining and maintaining all necessary gaming and other licenses and permits in connection with the Project and shall take such other actions as are reasonably necessary to permit the conduct of gaming at the Project to the fullest extent authorized by law.

         15.3 CHANGE IN FINANCIAL CONDITION. Owner shall promptly notify Operator of the occurrence of any event or condition which, if not remedied, could result in a material adverse change in the financial condition of Owner.

         15.4 LITIGATION. Owner shall provide Operator with notice of any pending, threatened or contemplated action, suit or proceeding before or by any court or any Governmental Authority which may result in any material adverse change in the condition (financial or otherwise), business or prospects of the transactions proposed herein or might materially adversely affect any of the property or assets to be constructed or managed by Operator in connection with this Agreement.

         15.5 PROPRIETARY INFORMATION OF OPERATOR. Owner agrees that Operator has, subject to the terms of the License Agreement, the sole and exclusive right, title and ownership to (i) certain proprietary information, techniques and methods of administration, management and operation of gaming enterprises;
(ii) certain proprietary information, techniques and methods of training employees; and (iii) certain proprietary business plans, projections and marketing, advertising and promotion plans, strategies, and systems, all of which will or have been developed and/or acquired through the expenditure of time, money and effort and which Operator and its Affiliates maintain as confidential and as a trade secret(s) (collectively, the "PROPRIETARY INFORMATION"). Owner shall maintain the confidentiality of such Proprietary Information and, upon termination of this Agreement, shall return the same to Operator (including, without limitation, documents, notes, memoranda, lists, computer programs and any summaries of such Proprietary Information) to the extent the same then remains in Owner's possession, custody or control.

                                   ARTICLE XVI
                                OTHER CONDITIONS

         16.1. ACQUISITION OF HOTEL/CASINO SITE. Either party may terminate this Agreement in the event that Owner has not acquired the Site for the Hotel/Casino within three (3) years of the date of this Agreement. Within thirty (30) days after its acquisition of the Site, Owner shall provide Operator with evidence reasonably satisfactory to Operator that Owner holds good, marketable and insurable title (or a valid leasehold) to the real property comprising the site for the Hotel/Casino.

         16.2 FINANCING. Either party may terminate this Agreement in the event Owner has not secured within three (3) years after the date of this Agreement the necessary financing and/or equity contributions to complete the Project.

         16.3 GAMING LICENSES. Either party may terminate this Agreement in the event that the other party or, in the case of Operator, both of its initial members (I.E., Full House and Hard Rock STP) has either (a) been notified by the Mississippi Gaming Commission that it has been found unsuitable for a gaming license in Mississippi and such party withdraws its application therefor, or (b) been formally notified by the Mississippi Gaming Commission that it has been found unsuitable for a gaming license in Mississippi.

                                  ARTICLE XVII
                              DEFAULT AND REMEDIES

         17.1 EVENTS OF DEFAULT. For purposes of this Agreement, the occurrence of any one or more of the following shall constitute a "DEFAULT" or an "EVENT OF DEFAULT" under this Agreement:

                  (a) MONETARY BREACH. The failure by either party to pay the other party any sum which may become due hereunder, which failure continues for a period of fifteen (15) days after written notice thereof is given by the non-defaulting party that the same is past due.

                  (b) NON-MONETARY BREACH. The default by either party in any material respect in the observance or performance of any term, covenant or condition of this Agreement to be observed or performed by such party under this Agreement, and such party's failure to remedy such default within thirty (30) days after receipt of notice by the non-defaulting party of such default, specifying in reasonable detail the nature and character of the claimed default, or if such default is of such a nature that it cannot reasonably be remedied within thirty
         (30) days, such party's failure (A) within thirty (30) days after receipt of such default notice, to advise the non-defaulting party of its intention to institute all steps necessary to remedy such default and, (B) thereafter to diligently prosecute to completion all steps necessary to remedy same.

                   (c) INSOLVENCY. If either party shall apply for or consent to the appointment of a receiver, trustee or liquidator of such party or of all or substantial part of its assets, files a voluntary petition in bankruptcy or admits in writing of its inability to pay its debts as they come due, make a general assignment for the benefit of creditors, file a petition or an answer seeking reorganization or agreement with creditors or take advantage of any insolvency law, or file and answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or if an order, judgment or decree shall be entered by any court of competent jurisdiction, on the application of a creditor, adjudicating such party a bankrupt or insolvent or approving a petition seeking reorganization of such party or appointing a receiver, trustee or liquidator of such party or of all or a substantial part of its assets, and such order, judgment or decree shall continued unstayed and in effect for a period of ninety (90) consecutive days.

                  (d) INJUNCTION. An order or decree shall be entered in any court of competent jurisdiction enjoining or restraining the consummation of the transactions contemplated by this Agreement, which order or decree is not vacated within sixty (60) days after such order is entered.

                  (e) GAMING REGULATIONS. Owner shall violate any term or provision of the Mississippi Act, or the Mississippi Act is amended, repealed or is no longer in existence, the effect of which impairs the continued operation of the Project; provided, however, that such violation shall not be an Event of Default by Owner if such violation is a direct result of a violation of the Mississippi Act by Operator.

                  (f) OTHER AGREEMENTS. The default by Owner of any of its obligations under the License Agreement, the Lease Agreement or the Memorabilia Lease, which default is not cured in accordance with the terms of such other agreement.

         17.2     REMEDIES.

         (a) TERMINATION. If an Event of Default shall have occurred, the non-defaulting party may, at its option, give to the defaulting party thirty
(30) days written notice of its intention to terminate this Agreement, and upon the expiration of such period, this Agreement shall terminate. Such termination shall be without prejudice to any right to any and all remedies (including specific performance and other equitable relief or any and all right to damages) which the non-defaulting party may have against the defaulting party under applicable law or equity subject to the terms of this Agreement.

         (b) SPECIFIC PERFORMANCE. In the event of any breach of the covenants of Owner or Operator contained in this Agreement, the other party shall be entitled to relief by injunction or a suit for specific performance and, if appropriate and otherwise permitted pursuant to this Agreement, to all other available legal rights or remedies.

         (c) SURVIVAL. All remedies shall survive termination of this Agreement.

                                  ARTICLE XIII
                                   ARBITRATION

         18.1     ARBITRATION.

         (a) ACCOUNTING/ FEE DISPUTES. Any dispute regarding any accounting issues hereunder, including, without limitation, the calculation of, the Management Fees, shall be resolved in the following manner: Owner and Operator shall use their reasonable efforts with the assistance of their respective independent public accountants to resolve such dispute. If such persons are unable to resolve the dispute within thirty (30) calendar days after receipt by either party of a notice identifying the nature of such dispute (the "DISPUTE NOTICE"), then the issues raised by the Dispute Notice shall be resolved by any nationally recognized firm of certified public accountants mutually acceptable to Owner and Operator (the "ACCOUNTING REFEREE"). Such person shall act as an expert and not as an arbitrator. If within forty-five (45) days after receipt by either party of the Dispute Notice, the parties are unable to agree on an Accounting Referee, then each party shall pick an internationally recognized firm of certified public accountants and such firms shall select the Accounting Referee. The parties shall use reasonable efforts to cause the Accounting Referee to promptly resolve such issues. Such determination shall be made within thirty (30) calendar days after the date on which the Accounting Referee receives notice of the dispute, or as soon thereafter as possible. Such determination shall be final and binding upon the parties and shall not be subject to appeal. The fees, costs and expenses of the Accounting Referee in conducting such review (if any) shall be shared fifty percent (50%) by Owner and fifty percent (50%) by Operator.

         (b)      OTHER DISPUTES

                  (i) All disputes, disagreements, controversies or claims (a "DISPUTE") between Owner and Operator arising out of or relating to this Agreement, except for matters involving Hard Rock Elements or matters that are stated to be in a party's "sole discretion" or as otherwise expressly provided herein to the contrary, shall be resolved by arbitration administered by the American Arbitration Association ("AAA") as provided in this Section 18.1(b) and the Commercial Arbitration Rules of the AAA (the "AAA RULES") in effect as of the commencement of the applicable arbitration proceeding, except to the extent the then current AAA Rules are inconsistent with the provisions of this Section 18.1(b), in which event the terms hereof shall control. The arbitration shall be governed by the United States Arbitration Act and this Section 18.1(b), and judgment upon the award entered by the arbitrators may be entered in any court having jurisdiction.

                  (ii) If either party hereto asserts that a Dispute has arisen, such asserting party shall give prompt written notice (or notice as otherwise provided herein) thereof to the other party and to the AAA. Any arbitration pursuant to this Section 18.1(b) shall be conducted in Atlanta, Georgia, or such other place as the parties agree.

                  (iii) The arbitration shall be conducted by three (3) arbitrators, which arbitrators shall be selected in accordance with the AAA Rules, and at least one (1) of whom (but no more than two (2) of whom) shall have had experience in the management and/or operation of hotel/casinos, or as a consultant in connection with the management and/or operation of hotel/casinos. Notwithstanding the above, if the Dispute at issue is for a liquidated amount not in excess of $500,000, adjusted for inflation, then the arbitration shall be conducted by one (1) arbitrator in accordance with the AAA Rules for Expedited Procedures, and which arbitrator shall be selected in accordance with AAA Rules for Expedited Procedures, and which arbitrator shall have experience in the management and/or operation of hotel/casinos.

                  In connection with any arbitration proceeding pursuant to this
Section 18.1(b), (i) no arbitrator shall have been employed or engaged by a party hereto within the previous five (5) year period, (ii) each arbitrator shall be neutral and independent of the parties to this Agreement, (iii) no arbitrator shall be affiliated with any party's auditors, (iv) no arbitrator shall be employed by any hotel or casino operator or an Affiliate of any hotel or casino operator, and (v) no arbitrator shall have a conflict of interest with (including, without limitation, any bias towards or against) a party hereto. As used in this Agreement, the term "arbitrator" or "arbitrators" shall mean the one (1) member arbitration panel or the three (3) member arbitration panel, as applicable, described herein.

                  (iv) The award of the arbitrators shall be accompanied by a statement of the reasons upon which the award is based. The arbitrators shall not have the power to modify this Agreement. The award may not include, and the parties hereto specifically waive, any award of (a) special, incidental or consequential damages arising out of claims based upon any breach occurring prior to the Opening Date, (b) punitive damages or (c) attorneys' fees and costs. Accordingly, each party hereto shall bear its own attorneys' fees and costs incurred in connection with any arbitration proceeding. Unless otherwise specifically provided in this Agreement, the fees and costs of the arbitrators shall be borne equally by the parties hereto.

                  (v) The arbitrators may consolidate proceedings with respect to any Dispute under this Agreement with proceedings with respect to any related controversy, provided that any parties to such controversy who are not parties to this Agreement consent to such consolidation.

                  (vi) The parties hereto will cooperate in the exchange of documents relevant to any Dispute. Deposition or interrogatory discovery may be conducted only by agreement of such parties or if ordered by the arbitrators. In considering a request for such deposition or interrogatory discovery, the arbitrators shall take into account that the parties hereto are seeking to avoid protracted discovery in connection with any arbitration proceeding hereunder.

                  (vii) The obligation herein to arbitrate shall not be binding upon either party with respect to (a) claims relating to either party's rights to ownership of such party's trademarks, trade names, service marks, logos, commercial symbols, slogans, trade dress, or other intellectual property rights, or other matters materially affecting such intellectual property rights, which claims may be adjudicated in a court of competent jurisdiction, or (b) requests for temporary restraining orders, preliminary (and final) injunctions, or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to prevent a default that would result in irreparable injury pending resolution by arbitration of the actual dispute between the parties.

                                   ARTICLE XIX
                                 INDEMNIFICATION

         19.1 OPERATOR. Operator will defend, indemnify, and hold harmless Owner and its members, directors, officers, employees, and agents from and against any and all claims, demands, losses, penalties, fines, costs, expenses and liabilities, including, without limitation, reasonable attorneys' fees and costs and expenses incident thereto (collectively, "CLAIMS"), by reason of any action taken or omitted to be taken by Operator, its members, directors, officers, employees, and agents in bad faith or from Operator's fraud, willful misconduct, or willful breach of an express provision of this Agreement, specifically excluding defaults arising out of the willful misconduct of Owner, its members, directors, officers, employees, or agents, or actions taken or omitted to be taken in bad faith by Owner, its members, directors, officers, employees, or agents, with respect to which defaults Operator shall have no liability. All costs and expenses incurred by Operator under this Section 19.1 shall be at its own expense and shall not be treated as an Operating Expense or reimbursed by Owner.

         19.2 OWNER. Owner will defend, indemnify, and hold harmless Operator, and its members, directors, officers, employees and agents harmless from and against any and all Claims arising in connection with the ownership and operation of the Project or related in any manner thereto, or arising by reason of any action taken or omitted to be taken pursuant to this Agreement, by Owner or Operator, its members, directors, officers, employees, or its agents employed pursuant to the terms of this Agreement, except with respect to those matters which Operator is responsible for as provided in Section 19.1 above, with respect to which matters Owner shall have no liability. All costs and expenses incurred by Owner under this Section 19.2 shall be Operating Expenses.

         19.3 METHOD OF ASSERTING CLAIMS. Whenever any claim shall arise for indemnification under this Article XIX, the indemnified party will give prompt written notice to the indemnifying party of such claim, stating the nature, basis and (to the extent known) amount thereof, and shall cooperate fully in the defense, settlement or compromise of such claim; provided that failure to give prompt notice shall not jeopardize the right of the indemnified party to indemnification unless such failure shall have materially prejudiced the ability of the indemnified party to defend such claim. The indemnifying party shall have the sole right to select counsel for the defense of such claim, subject to the approval of the indemnified party (which approval shall not be unreasonably withheld) and to control the defense, settlement or compromise of such claim. The indemnified party shall have the right to participate in (but not control) the defense of any such claim, with its counsel and at its own expense. The indemnified party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the indemnifying party. The indemnifying party shall obtain the prior written approval of the indemnified party (which approval may not be unreasonably withheld) before ceasing to defend against such third party claim or entering into any settlement or compromise of such third party claim involving injunctive or similar equitable relief being asserted against any indemnified party and no indemnifying party will, without prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or cause of action, suit or proceeding in respect of which indemnification may be sought thereunder (whether or not any such indemnified party is a party to such claim, action or cause of action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all such indemnified parties from all liability arising out of such claim, action, suit or proceeding.

         19.4 SURVIVAL. The provisions of this Article XIX shall survive the termination or the expiration of this Agreement.

                                   ARTICLE XX
                       BINDING EFFECT ON SUBSEQUENT OWNERS

         20.1 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Owner, its successors and permitted assigns, including without limitation, all subsequent owners of any interest in the Project and shall be binding upon and inure to the benefit of Operator, its successors and permitted assigns.

         20.2 AGENCY COUPLED WITH AN INTEREST. Owner acknowledges that the Site and the Project will be substantially increased in value and made more useful and valuable to Owner and all future holders of any interest in the Site and the Project by the existence of and performance by Operator of this Agreement. Owner acknowledges that the provisions of this Agreement are specifically intended to
(i) create an agency coupled with an interest on the part of Operator, and (ii) to be binding upon Owner and its successors and assigns.

         20.3 MEMORANDUM OF MANAGEMENT AGREEMENT. Promptly after its acquisition of the Site, Owner agrees to execute and deliver all such documents, agreements and other instruments and take all such actions as Operator may request to make effective the foregoing provisions of this Article XX, including, without limitation, a memorandum which shall be filed and recorded in the appropriate land records. Each party acknowledges that in addition to all other rights each party may have, at law and in equity, to enforce its rights under this Agreement and/or recover damages for the breach thereof, each party shall have the right to seek and obtain specific performance of this Agreement and to seek and obtain injunctions and other equitable relief as may be necessary to protect, preserve and enforce its rights under this Agreement.

                                   ARTICLE XXI
                               GENERAL PROVISIONS

         21.1 ENTIRE AGREEMENT. This Agreement, the License Agreement, the Operating Agreement, the Investment Agreement, and the other agreements and documents referred to herein, and the attachments hereto, if any, constitute the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement.

         21.2 WAIVER. No failure by Owner or Operator to insist upon strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, term or condition of this Agreement, and no breach thereof shall be waived altered or modified except by written instrument signed by the party or parties waiving same. No waiver of any breach shall affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other existing or subsequent breach thereof.

         21.3 AMENDMENTS. This Agreement may be amended, supplemented or interpreted at any time only by written instrument duly executed by each of the parties hereto.

         21.4 NOTICES. Except as otherwise provided in this Agreement, all notices, demands, requests, consents, approvals and other communications (collectively "NOTICES"), required or permitted to be given hereunder, or which are to be given with respect to this Agreement, shall be in writing and personally delivered, or sent by facsimile (with a confirming copy mailed by international air mail), or by a recognized overnight courier service, or by registered international air mail, postage prepaid, return receipt requested, addressed to the party to be so notified as follows:

                  If to Owner:      Full House Mississippi, LLC
                                    c/o Full House Resorts, Inc.
                                    2300 W Sahara Avenue
                                    Suite 450, Box 23
                                    Las Vegas, Nevada 89102
                                    Attention: Mr. Gregg R. Giuffria
                                                  and Mary V. Brennan
                                    Telephone No.: (702) 221-7800
                                    Facsimile No.: (702) 221-8101

                  If to Operator:   FH/HR Management, LLC

                                    c/o Full House Resorts, Inc.
                                    2300 W Sahara Avenue
                                    Suite 450, Box 23
                                    Las Vegas, Nevada 89102
                                    Attention: Mr. Gregg R. Giuffria
                                                  and Mary V. Brennan
                                    Telephone No.: (702) 221-7800
                                    Facsimile No.: (702) 221-8101

                                    and

                                    c/o Hard Rock Cafe International (STP), Inc.
                                    5401 Kirkman Road, Suite 200
                                    Orlando, Florida 32819
                                    Attention: Vice President, Business Affairs
                                    Telephone No.: (407) 351-6000
                                    Facsimile No.: (407) 363-7128

                  With copies to:   The Rank Group Plc
                                    6 Connaught Place
                                    London W2 2E2 England
                                    Attention: Mr. Douglas Yates
                                    Telephone: 011-44-171-706-1111
                                    Telecopier: 011-44-171-262-0354

                                    Lord, Bissell & Brook
                                    115 S. LaSalle Street
                                    Chicago, Illinois 60603
                                    Attention: Wesley S. Walton, Esq.
                                    Telephone: 312-443-0700
                                    Telecopier: 312-443-0336

Notices shall be deemed received on the date of delivery if personally delivered, two (2) business days after sending if sent by facsimile or overnight courier service, or seven (7) business days after sending if sent by registered international air mail.

         21.5 SEVERABILITY. The provisions of this Agreement are severable. If any provision in this Agreement is found invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in anyway be affected or impaired thereby. Any unenforceable provisions may be reformed in accordance with the dispute resolution provisions set forth in this Agreement.

         21.6 CONSTRUCTION. This Agreement is a commercial agreement between sophisticated parties which has been entered into by the parties in reliance upon the economic and legal bargains contained herein. This Agreement shall be interpreted and construed in a fair and impartial manner without regard to which party prepared the instruments, the relative bargaining powers of the parties or the domicile of any party.

         21.7 HEADINGS. The various headings used in this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of this Agreement or any provision hereof.

         21.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one agreement.

         21.9 TIME IS OF THE ESSENCE. Time is of the essence of this Agreement and each and every provision hereof.

         21.10 NO PARTNERSHIP. This Agreement does not create a fiduciary relationship between Owner and Operator, and Operator is and shall at all times remain an independent contractor. Nothing in this Agreement is intended to constitute either party as a partner or joint venturer of the other party for any purpose.

         21.11 EXHIBITS. All Exhibits identified in this Agreement are incorporated herein by reference.

         21.12 INSTRUMENTS OF FURTHER ASSURANCE. Each of the parties hereto agrees, upon the request of any of the other parties hereto, from time to time to execute and deliver to such other party or parties all such instruments and documents of further assurance or otherwise as shall be reasonable under the circumstances, and to do any and all such acts and things as may reasonably be required to carry out the obligations of such requested party hereunder.

         21.13 FORCE MAJEURE. If by reason of war, riots, civil commotion, labor disputes, strikes, lockouts, inability to obtain labor or materials, fire, hurricane, windstorm, flooding, or other acts or elements, accidents, government restrictions or appropriation or other causes, whether like or unlike the foregoing, beyond the control of a party hereto, such party is unable to perform in whole or in part its obligations under this Agreement, then in such event such inability to perform, so caused, shall not make such party liable to the other.

         21.14 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement is intended nor shall it be construed to give any person, firm, corporation or other entity, other than the parties hereto and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provisions hereof.

         21.15 GOVERNING LAW. This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of Mississippi, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, effective as of the date first set forth above.

                               OWNER:

                               Full House Mississippi, LLC

                               By: AEP & FHR LLC, its sole member

                                  By:   Full House Resorts, Inc., a member


                                  By:_______________________________
                                  Name:____________________________
                                  Its:_______________________________


                               By: Allen E. Paulson, a member


                                      ---------------------------------
                                      Allen E. Paulson


                               OPERATOR:

                               FH/HR Management, LLC

                               By: Full House Resorts, Inc., its member

                               By:_______________________________
                               Name:____________________________
                               Its:_______________________________


                               By: Hard Rock Cafe International (STP), Inc.,
                                      its member


                               By:_______________________________
                               Name:____________________________
                               Its:_______________________________

                                       42